UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

Xperi Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41486	83-4470363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2190 Gold Street
San Jose, California		95002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 408 519-9100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 17, 2026, Xperi Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). As of the close of business on February 23, 2026 (the “Record Date”), a total of 46,969,801shares of the Company’s common stock (“Common Stock”) were issued and outstanding. At the Annual Meeting, holders of 41,660,732 shares of Common Stock, or 88.69% of shares outstanding on the Record Date, were represented in person or by proxy, constituting a quorum.

At the Annual Meeting, each of Darcy Antonellis, Laura J. Durr, Jeremi T. Gorman, David C. Habiger, Jon E. Kirchner, Roderick K. Randall, and Christopher Seams was elected as a director of the Company. Also at the Annual Meeting, the stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026.

The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which is described briefly below and in more detail in the Company’s definitive proxy statement filed on March 4, 2026.

Proposal 1 – Election of Directors:

Name of Director	For	Against	Broker Non-Votes
Darcy Antonellis	26,097,768	7,111,660	8,425,663
Laura J. Durr	26,093,705	7,115,715	8,425,663
Jeremi T. Gorman	26,051,810	7,148,900	8,425,663
David C. Habiger	25,928,838	7,279,110	8,425,663
Jon E. Kirchner	26,053,098	7,155,436	8,425,663
Roderick K. Randall	26,054,431	7,145,869	8,425,663
Christopher Seams	25,295,550	7,912,636	8,425,663

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstained	Broker Non-Votes
41,259,926	358,155	42,651	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2026	Xperi Inc.

	By:	/s/ Robert Andersen
	Name:	Robert Andersen
	Title:	Chief Financial Officer